Exhibit 4.9



November 8, 2002

To:    CNH Equipment Trust 2002-B         From:  Darlene/Doyle / IRD Dept.
Attn:  Mr. Erwin Soriano, ABS Unit               Tel:     212-278-7182 / 7145
       The Bank of New York                      Fax:     212-278-7650
       101 Barclay St., 8W
       New York, New York  10286
Tel:   212-815-6434
Fax:   212-815-2493

Re:    SG NY Ref # DFP024828

Dear Sirs:

         The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into between Societe Generale, New York Branch ("Party A") and CNH Equipment Trust 2002-B ("Party B") on the Trade Date specified below.

         The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated in this Confirmation. In the event of any inconsistency between those definitions and the provisions of this Confirmation, this Confirmation will govern.

         This Confirmation constitutes a "Confirmation" as referred to in, and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of November 8, 2002, as amended and supplemented from time to time (the "Agreement"), between ourselves. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

1. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Notional Amount:                                   For each Calculation
                                                   Period, the Outstanding
                                                   Amount of the Class A-4
                                                   Notes as of the close of
                                                   business on the first
                                                   day of each Floating
                                                   Rate Calculation Period.
                                                   "Outstanding Amount" and
                                                   "Class A-4 Notes" each
                                                   has the meaning
                                                   specified in Appendix A
                                                   to the Indenture

Trade Date:                                        November 8, 2002

Effective Date:                                    November 19, 2002

Termination Date:                                  The earliest of (i)
                                                   April 15, 2008 or (ii)
                                                   when the Notional Amount
                                                   hereunder has been
                                                   reduced to zero, subject
                                                   to early termination in
                                                   accordance with the
                                                   terms of the Agreement

Payment Dates:                                     The 15th day of each
                                                   month, subject to
                                                   adjustment in accordance
                                                   with the Following
                                                   Business Day Convention
                                                   corresponding to
                                                   "Payment Dates" under
                                                   the Indenture Fixed
                                                   Amounts:

         Fixed Rate Payer:                         Party B

         Fixed Rate Payer Payment Dates:           The 15th day of each
                                                   month, commencing
                                                   December 15, 2002,
                                                   subject to adjustment in
                                                   accordance with the
                                                   Following Business Day
                                                   Convention and there
                                                   will be No Adjustment to
                                                   Period End Dates

         Fixed Rate:                               2.8070%

         Fixed Rate Day Count Fraction:            30/360

         Fixed Rate initial Calculation Period:    From and including
                                                   November 19, 2002, to
                                                   but excluding December 15,
                                                   2002

Floating Amounts:

         Floating Rate Payer:                      Party A

         Floating Rate Payer Payment Dates:        The 15th day of each
                                                   month, commencing
                                                   December 15, 2002,
                                                   subject to adjustment in
                                                   accordance with the
                                                   Following Business Day

         Floating Rate Option:                     USD-LIBOR-BBA

         Floating Rate initial Calculation Period: From and including
                                                   November 19, 2002, to
                                                   but excluding December 15,
                                                   2002

         Floating Rate for initial
         Calculation Period:                       To be determined

         Designated Maturity:                      One month

         Spread:                                   None

         Floating Rate Day Count Fraction:         Actual/360

         Reset Dates:                              The first day of each
                                                   Calculation Period

         Compounding:                              Inapplicable

Fixed and Floating Amounts:                        Netted

Business Days:                                     New York

Calculation Agent:                                 Party A, subject to the
                                                   terms of the Indenture


2.       Account Details

         Payments to Party A:                       Federal Reserve Bank of
                                                    New York
                                                    ABA 026-004-226
                                                    F/O Societe Generale, NY

         Payments to Party B:                       JPMorgan Chase Bank
                                                    ABA# 021-000-021
                                                    A/C 507947541
                                                    F/BO CNH
                                                    A/C # 10209597.1
                                                    Account Name:
                                                    CNH 2002-B COLLECTION
                                                    ACCOUNT
                                                    Attn:  J. Costantino

3.       Offices:

         (a) The Office of Party A for the Swap Transaction is New York; and
         (b) The Office of Party B for the Swap Transaction is as specified in the Agreement.

4.       Non-Reliance:

         Each party represents that (i) it is not relying upon any advice (whether written or oral) of the other party to this Swap Transaction, other than the representations expressly set forth in the Agreement or this Confirmation; (ii) it has made its own decisions in entering into this Swap Transaction based upon advice from such professional advisors as it has deemed necessary; and (iii) it understands the terms, conditions and risks of this Swap Transaction and is willing to assume (financially and otherwise) those risks.

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing one copy of this Confirmation and returning it to us.

                                   Yours sincerely,

                                   SOCIETE GENERALE,
                                   NEW YORK


                                   By:  /s/ Darlene Doyle
                                        --------------------------------------
                                   Name:  Darlene Doyle
                                   Title:  Specialist


                                   By:  /s/ Stacey Hughes
                                        --------------------------------------
                                   Name:  Stacey Hughes
                                   Title:  Director


Confirmed as of the date first written above:

CNH Equipment Trust 2002-B


By:  /s/  Erwin Soriano
    ----------------------------------------
Name:  Erwin Soriano
Title:  Assistant Treasurer